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                                                                    Exhibit 4(a)


                         NON-QUALIFIED STOCK OPTION AGREEMENT

    THIS AGREEMENT is entered into on April 15, 1994 (the "Option Date") by and between GMIS Inc., a Delaware corporation with its principal office at 5 Country View Road, Malvern, Pennsylvania 19355 (the "Company"), and Josephine G. Kaple, 12308 Bonnie Dale Drive, Gaithersburg, Maryland 20878 (the "Optionee").

    WHEREAS, the Company has agreed to employ Optionee pursuant to an Employment Agreement dated the date hereof ("Employment Contract") and, among other things, provide Optionee with an opportunity to purchase common stock so as to give Optionee a proprietary interest in the Company's success, and the Board of Directors, voted to grant to the Optionee a non-qualified stock option at a purchase price equal to the fair market value of the Company's stock on the date and time of grant of this option; and

    WHEREAS, the Optionee renders important services to the Company and the Company desires to grant a non-qualified stock option to the Optionee;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

    1. GRANT OF OPTION. Upon the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee the option to purchase from the Company 300,000 shares of the common stock of the Company (the "Common Stock"), at a purchase price per share of $12.125 ("Purchase Price").

    2. EXERCISABILITY AND VESTING. The right of Optionee to purchase Common Stock hereunder shall vest and become exercisable at a rate of 75,000 shares on each of the next four six-month anniversaries of the date hereof as follows:

                         October 15, 1994    25,000
                         April 15, 1995      25,000
                         October 15, 1995    25,000
                         April 15, 1996      25,000

provided; that Optionee's right to purchase Common Stock hereunder shall not further vest and become exercisable under the foregoing after the date Optionee's employment with the Company is terminated during the term of the Employment Contract for Cause (as defined in Section 10(a) of the Employment Contract) or by Optionee during the term of the Employment Contract for any reason other than pursuant to Section 10(c) of the Employment Contract ("Good Reason"). Notwithstanding anything to the contrary in this Agreement, the Optionee's right to purchase Common Stock hereunder shall be fully vested and become fully exercisable upon the termination of Optionee's employment prior to the expiration of the Employment Contract (A) if, within one year after a Change in Control, Optionee terminates Optionee's employment for any reason (whether or not constituting Good Reason), or (B) if Optionee's employment is terminated for any reason other than Cause or is terminated by Optionee for Good Reason, or (C) if Optionee's employment is terminated due to Optionee's death or Disability (as defined in Section 8(a) of the Employment Contract). The Optionee's right to purchase Common Stock hereunder may be exercised in whole or in part, as to any options vested pursuant to the terms hereof for a period ending five years from the date hereof, whether or not Optionee is an employee of the Company at the time of exercise and, if Optionee is not an employee of the Company, regardless of why Optionee's employment terminated or who terminated it. For purposes of this Agreement, the term "Change in Control" shall mean and be deemed to have occurred at such time as (A) the Company, together with its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall no longer beneficially own (as

                                 Page 11 of 21 Pages

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defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of Corporate Cost Management, Inc. ("CCM") representing at least 50.1% of the combined voting power of CCM's outstanding securities entitled to vote generally in the election of directors or (B) any other person or "group" (as defined in Section 13(d) of the Exchange Act) of persons becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20% or more of the combined voting power of CCM's then outstanding securities entitled to vote generally in the election of directors (other than solely as a result of such person or group beneficially owning securities of the Company) or (C) 80% or more of the assets of CCM shall be sold to any, person (other than the Company or any subsidiary of the Company. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to mean or arise out of solely the merger of CCM with and into the Company.

    3.   CONDITIONS AND LIMITATIONS.

         (a) The option is granted on the condition that the purchase of Common Stock hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Common Stock subject to this option is registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if in the opinion of counsel for the Company, such Common Stock may be resold without registration. At the time of the exercise of this option or any installment thereof, the Optionee will execute such further agreement as the Company may require to implement the foregoing condition and to acknowledge the Optionee's familiarity with restrictions on the resale of the Common Stock under applicable securities laws. Each certificate for shares of Common Stock initially issued upon exercise of this option shall bear the following legend (and any additional legend required by any other agreement or other understanding between the Optionee and the Company) on the face thereof:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities laws. Such securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for such securities under the Securities Act of 1933 or any applicable state securities law, unless, in the opinion (which shall be in form and substance satisfactory to the corporation) of counsel satisfactory to the corporation, such registration is not required."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legends unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to such restrictions.

         (b) This option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

         (c) The Company undertakes to file a Registration Statement on Form S-8 covering the shares of Common Stock issuable to the Optionee pursuant to this Agreement within 90 days from the date hereof. The Company will use its commercially reasonable efforts to maintain the effectiveness of such S-8 and file such other documents as are necessary to have the S-8 available for exercise of the options issued hereby for so long as such options are exercisable. The Company will make such filings as are necessary so as to "blue sky" the shares issuable hereby in Pennsylvania and Maryland and such other states as Optionee may reasonably request.

    4. EXERCISE OF OPTION. To exercise this option in whole or in part, the Optionee, subject to the exercisability and vesting requirements in Section 2, shall deliver to the Company at its principal executive offices in Malvern, Pennsylvania (or at such other office of the Company or to such other person as may be appointed as transfer agent for the Common Stock, in each case as the Company may designate by notice in writing to the Optionee) (i) a notice of exercise specifying the number of shares of Common Stock as to which such Optionee is electing to exercise this option, and (ii) cash or a certified or cashier's check, payable


                                 Page 12 of 21 Pages

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to the order of the Company, in lawful money of the United States of America, in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased.

    5. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATIONS. Appropriate adjustment shall be made by the Compensation Committee in the maximum number of shares of Common Stock subject to this option and in the number, kind and option price of shares covered by this option, to the extent it is outstanding, to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the grant of this option. No adjustment shall be made in the event of a reduction in the par value of the Common Stock or as a result of the issuance of any additional shares of Common Stock other than as above said.

    6. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change in the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares then subject to this option and the price per share thereof shall be appropriately adjusted in such manner as the Compensation Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. With respect to a merger or similar reorganization in which the Company does not survive, the Optionee shall have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification ("Reorganization")) be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Optionee of this option so that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this option. No Reorganization shall terminate this Option.

    7. CHARACTER OF SHARES; COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares of Common Stock issuable upon the exercise of this option shall be duly authorized, validly issued, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof (other than income taxes and taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that it will from time to time take all such action as may be necessary to assure that the par value per share of Common Stock is at all times equal to or less than the then effective Purchase Price, that it will at all times have authorized, and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this option, and will at its expense expeditiously upon each such reservation of shares procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges or automated quotation systems, if any, on which the Common Stock is then listed.

    8. MISCELLANEOUS. The Optionee shall have no rights as a stockholder with respect to the shares subject to this option until the exercise of this option and the issuance of a stock certificate for the shares with respect to which this option shall have been exercised. Nothing herein contained shall impose any obligation on the Company or the Optionee as to the Optionee's continued engagement by the Company. Nothing herein contained shall impose any obligation upon the Optionee to exercise this option. The Company makes no representation to the tax treatment to the Optionee upon receipt or exercise of this option or sale or other disposition of the shares covered by this option.

    9. GOVERNING LAW. This Agreement shall be subject to and construed in accordance with the law of the State of Delaware.

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    IN WITNESS WHEREOF, the Company and the Optionee have executed this
Agreement in duplicate as of the 15th day of April 1994.


                                            GMIS INC.

                                            By:    /s/ Thomas R. Owens
                                                  ---------------------------
                                                  Thomas R. Owens

                                                   /s/ Josephine G. Kaple
                                                  ---------------------------
                                                  Josephine G. Kaple

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